UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2023

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11811 N. Tatum Blvd, Suite 3031

Phoenix, AZ 85028

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Limelight Networks, Inc.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	EGIO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, Edgio, Inc., a Delaware corporation (the “Company” or “Edgio”), entered into a private exchange (the “Exchange”) on November 14, 2023, with Lynrock Lake Master Fund LP (“Lynrock”), the holder of an aggregate of $118,870,000 in principal amount of the Company’s outstanding 3.50% Convertible Senior Notes due 2025 (the “Existing Notes”). In exchange for Lynrock’s Existing Notes, the Company issued Lynrock $118,870,000 in aggregate principal amount of the Company’s new (3.5% cash / 16% PIK) Senior Secured Convertible Notes due 2027 (the “New Notes”). Pursuant to the private exchange, the Company agreed to implement certain corporate governance and capital management changes, including a reduction in the number of directors on its Board of Directors (the “Board”) to five directors and the appointment of new independent directors to the Board (“New Directors”), two of whom must be reasonably acceptable to the Company and Lynrock.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Appointment of Directors

On December 3, 2023, in connection with the Exchange and effective as of December 4, 2023, the Board decreased the size of the Board from nine (9) directors to five (5) directors. Effective December 4, 2023, David Peterschmidt, Walter Amaral, Scott Genereux, Patricia Hadden, Doug Bewsher, Reed Rayman and E-Fei Wang resigned from their roles as directors of the Company. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies, or practices. The following three New Directors were appointed to the Board as Class I and Class II directors, respectively to fill the vacancies created thereby as further described below.

Ken Traub - Mr. Traub has served as the Managing Partner of Delta Value Advisors, LLC, an investment management and consulting firm specializing in corporate governance and turnarounds, since 2019. Mr. Traub served as a Managing Partner of Raging Capital Management, LLC, a diversified investment firm, from December 2015 to January 2019. He previously served as President and Chief Executive Officer of Ethos Management, LLC from 2009 through 2015. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. Mr. Traub currently serves on the board of directors of Tidewater, Inc. (NYSE: TDW), the leading global operator of offshore vessels for the energy industry and as chairman of the board of directors of American Rare Earths Limited (OTCQB: ARRNF) an explorer and developer of rare earth minerals. Mr. Traub has previously served on the boards of numerous public companies including (i) Phoenix Technologies, Inc., a supplier of the basic input output systems for the personal computer industry, from 2009 until the company was sold in 2010, (ii) MIPS Technologies, Inc., a provider of industry-standard processor architectures and cores, from 2011 until the company was sold in 2013; (iii) iPass, Inc. from 2009 to 2013; (iv) Xyratex Limited, a leading supplier of data storage technologies, from 2013 until the company was sold in 2014; (v) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions for next-generation carrier and enterprise networks, from 2013 until the company was sold in 2015; (vi) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016; (vii) IDW Media Holdings, Inc., a diversified media company, from 2016 to 2018; (viii) as Chairman of MRV Communications, Inc., a supplier of communication networking equipment, from 2011 until the company was sold in 2017; (ix) Intermolecular, Inc., an innovator in materials sciences, from 2016, and as chairman from 2018 until the company was sold in 2019; (x) Immersion Corporation, a leading provider of haptics technology, from 2018 to 2019; (xi) Athersys, Inc., a biotechnology company, from 2012 to 2016, and 2020 to 2022; (xii) Gulfmark, Inc., an operator of offshore vessels for the energy industry from 2017 until the company was acquired by Tidewater, Inc. in 2018; and (xiii) DSP Group, Inc. (NASDAQ: “DSPG”), a leading supplier of wireless chipset solutions for converged communications, from 2012 to 2021 and as Chairman of the board from 2017 until the company was sold in 2021. Mr. Traub received the Certified Director designation from the National Association of Corporate Directors in 2023. Mr. Traub is also active in the Young Presidents Organization and World Presidents Organization, leading global networks of business leaders, having served as Chapter Chairman and Education Chairman. Mr. Traub earned a B.A. degree from Emory University and an M.B.A. from Harvard Business School.

Frank Verdecanna - Mr. Verdecanna currently serves as a member of the Board of Directors of Silent Push Inc., an early detection-focused threat intelligence solution company. Frank Verdecanna has more than 29 years of experience working for various technology companies and a public accounting firm. He has been a Chief Financial Officer for more than 14 years with two different public and two different private companies. Mr. Verdecanna was the EVP & Chief Financial Officer of Mandiant, Inc. (formerly, FireEye, Inc.), a cyber threat intelligence company that provided products and services to defend against cyber-crime, from February 2017 to September 2022, until the company was sold to Google, Inc. Mr. Verdecanna held other senior finance positions at Mandiant from November 2012 to February 2017. Prior to joining Mandiant, Mr. Verdecanna was Chief Financial Officer for Apptera, Inc. from February 2010 to November 2012 and held senior finance positions at iPass from October 2002 to July 2009 including Vice President & Corporate Controller and Vice President and CFO. Mr. Verdecanna graduated from the California Polytechnic State University - San Luis Obispo with a Bachelor of Science in Business Administration in 1993.

Mio Babic - Mr. Babic founded iStreamPlanet in 2000, a digital media software-as-a-service company. He brought the company to the forefront of the industry, leading his team in architecting, designing and implementing video workflow solutions to meet the needs of iStreamPlanet’s premium content customers. Mr. Babic is recognized as a pioneer in digital media and speaks frequently at industry events such as the National Association of Broadcasters Show, IBC, Streaming Media, OASIS: The Montgomery Summit and more. Mr. Babic has driven many firsts for the industry including the first implementations of digital rights management, the first live, multi-camera webcast, and the first delivery of over-the-top 60 Hz content. Babic was recently awarded Technology Entrepreneur of the Year by the Technology Business Alliance of Nevada, and has been nominated for a Sports Emmy Award for Outstanding New Approaches to Sports Programming in 2009, 2010, and 2011, and in 2012 for the first live streaming of the SuperBowl and received an Emmy Award for March Madness Live in 2017. Mr. Babic holds degrees in finance and economics from Montana State University.

Mr. Traub will serve as the new Chair of the Board of Directors, Chair of the Nominating & Governance Committee and serve as a member of the Compensation and Audit Committees. Mr. Verdecanna will serve as the Chair of the Audit Committee and serve as a member of the Compensation Committee and Nominating & Governance Committee. Mio Babic will serve as a member of the Compensation Committee and the Nominating & Governance Committee. Dianne Ledingham will continue to serve as Chair of the Compensation Committee and serve as a member on the Audit Committee and Nominating & Governance Committee. Mr. Traub and Mr. Verdecanna will fill vacancies in Class I on the Board of Directors and will hold such office until the 2023 annual meeting of stockholders of the Company, which is expected to be held in January 2024, or until their respective successors are duly elected and qualified. Mr. Babic will fill a vacancy in Class II on the Board of Directors and will hold such office until the 2024 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. There are no transactions in which Mr. Traub, Mr. Verdecanna or Mr. Babic had or has an interest that require disclosure under Item 404(a) of Regulation S-K.

The Company has also entered into an indemnification agreement with each of Mr. Traub, Mr. Verdecanna and Mr. Babic in the same form as the indemnification agreements the Company has entered into with other members of the Board. These indemnification agreements require the Company to indemnify covered individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 8.01.	Other Events.

On December 4, 2023, the Company issued a press release announcing the changes to the board of directors. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated December 4, 2023

104	Cover Page Interactive Data File (formatted as InLine XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023	Edgio, Inc.

	By:	/s/ Richard Diegnan
Richard Diegnan
Chief Legal Officer & Secretary